Exhibit 10.22

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT
dated as of January 15, 2011
between
TRANSCAT, INC.
and
JPMORGAN CHASE BANK, N.A.

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT
     This Amendment Number Three to Credit Agreement (“Amendment”), dated as of January 15, 2011, is made by and between TRANSCAT, INC. (the “Borrower”) and JPMORGAN CHASE BANK, N.A. (the “Lender”).
Statement of the Premises
     The Borrower and the Lender have previously entered into, among other agreements, a Credit Agreement, dated as of November 21, 2006 as amended by Amendment Number One to Credit Agreement dated as of August 14, 2008 and Amendment Number Two to Credit Agreement dated as of February 26, 2010 (collectively, the “Credit Agreement”). The Borrower has requested an extension of the credit facility under the Credit Agreement. The Borrower and the Lender desire to amend the Credit Agreement in contemplation of such extension as referenced herein.
Statement of Consideration
     Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the parties agree as follows:
Agreement
     1. Defined Terms. The terms “this Agreement”, “hereunder” and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Amendment. Effective upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:
          A. The Definition of “Alternate Base Rate” as set forth in Section 1.01 of the Credit Agreement is hereby superseded and replaced in its entirety and amended to read as follows:
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided, that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”
          B. The Definition of “LIBO Rate” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the phrase “Page 3750 of the Dow Jones Market Service” contained therein is superseded and replaced in its entirety with “Reuters Screen LIBOR01 Page”.
          C. The Definition of “Maturity Date” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the date “August 14, 2011” contained therein is superseded and replaced in its entirety with “January 15, 2014”.

          D. The Definition of “Permitted Acquisition” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that subsections (e) and (k) set forth herein are superseded and replaced in their entirety with the following:
          “(e) the purchase price (including assumed liabilities) for all Acquisitions in any twelve month period does not exceed $10,000,000;”
          “(k) before and after giving effect to the Acquisition, the Borrower shall be in compliance with all financial covenants contained herein and the Borrower shall have delivered to Lender pro forma financial statements demonstrating such compliance.”
          E. Section 2.02 of the Credit Agreement, entitled “Loans and Borrowings” is hereby amended so that the figure “seven (7)” in subsection (c) thereof is superseded and replaced in its entirety with “five (5)”.
          F. Section 6.08 of the Credit Agreement, entitled “Restricted Payments; Certain Payments of Indebtedness”, is hereby amended so that (i) the figure “$1,000,000” contained therein is superseded and replaced in its entirety with “$2,000,000” and (ii) the last sentence contained therein is superseded and replaced with the following: “Permitted Dividends” as used herein shall be dividends authorized and paid by the Borrower in any fiscal year.”
          G. The Schedules to the Credit Agreement are hereby amended so that they are deleted and replaced in their entirety with the Schedules attached to this Amendment.
     3. Representations. The Borrower hereby represents and warrants to the Lender that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended, updated and modified by this Amendment (other than those which expressly speak only as of a different date); (ii) no Default or Event of Default specified in the Credit Agreement has occurred and is continuing, (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Lender; (iv) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not, and will not, (a) contravene the Borrower’s certificate of incorporation or by-laws, (b) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties; (v) this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery or performance by the Borrower of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower is or is to be a party or otherwise bound except for required filings and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, or (b) to the best of the Borrower’s knowledge, the exercise by Lender of its rights under the Credit Agreement as modified by this Amendment; and (vii) the security interests and charges granted by the Borrower and its Subsidiary pursuant to the Security Agreements continue to constitute valid, binding and enforceable, first in priority Liens on the Collateral, subject only to Liens permitted under the terms of the Security Agreements and Credit Agreement.

     4. Conditions of Effectiveness. The effectiveness of each and all of the modifications contained in the Amendment is subject to the satisfaction, in form and substance satisfactory to the Lender, of each of the following conditions precedent:
          A. Lender shall have received 4 duplicate original counterparts of this Amendment executed by Borrower and Lender.
          B. Lender shall have received a secretarial certificate of the Borrower in a form reasonably acceptable to Lender, certifying as true and accurate, copies of the organizational documents and the incumbency of officers of the Borrower as previously delivered to the Lender, and attaching authorizing resolutions if necessary.
          C. Lender shall have received a reaffirmation from the Borrower in form and content reasonably acceptable to Lender reaffirming all of its security and pledge agreements in favor of Lender.
          D. Lender shall have received a reaffirmation from each subsidiary that has provided a guaranty or security to the Lender in form and content reasonably acceptable to Lender.
          E. Lender shall have received a secretarial certificate of each subsidiary that has provided a guaranty or security to the Lender in form reasonably acceptable to Lender, certifying as true and accurate, copies of its organizational documents and incumbency of its officers as previously delivered to Lender and attaching authorizing resolutions, if necessary.
          F. As of the effective date of this Amendment, no Default or Event of Default shall have occurred and be continuing.
          G. The representations and warranties contained in Section 3 hereof and in the Credit Agreement shall be true, correct and complete as of the effective date of this Amendment as though made on such date (other than those which expressly speak only as of a different date).
          H. The Lender shall have received such other approvals or documents as the Lender may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Lender and its counsel.
     5. Covenants.
          A. Borrower hereby covenants and agrees to cooperate with Lender in any manner reasonably necessary in order to promptly continue, or in the case of after-acquired property, create a first lien in favor of Lender, in all personal property assets acquired by Borrower or its Subsidiaries, including without limitation, (i) delivering to Lender evidence of termination of any and all material liens (as determined by Lender in its sole discretion) on the assets to be acquired by Borrower or its Subsidiaries; and (ii) obtaining appropriate landlord waivers as requested by Lender.
          B. Borrower agrees to pay all out-of-pocket expenses and fees of Lender in connection with the negotiation, preparation and execution of this Amendment and any related document, including the reasonable fees and disbursements of counsel to Lender.
     6. Reference to and Effect on Loan Documents.
          A. Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,’ “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          C. The amendments set forth in Section 2 hereto are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Credit Agreement or any other Loan Document, (ii) a waiver or modification of any right, power or remedy of Lender under the Credit Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Credit Agreement or any Loan Document.
     7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.
     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:	TRANSCAT, INC.

	By:	/s/ John J. Zimmer
	Name:	John J. Zimmer
	Title:	CFO
[Signature Page to Amendment Number Three to Credit Agreement]

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Thomas C. Strasenburgh Thomas C. Strasenburgh
Vice President
[Signature Page to Amendment Number Three to Credit Agreement]